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                   [The MacNeal-Schwendler Corporation Letterhead]


[Date]


[Name of Director]
[Address of Director]


       Re:    OUTSIDE DIRECTOR CHANGE IN CONTROL AGREEMENT


Dear Mr._________:

       The MacNeal-Schwendler Corporation (the "Company") considers the establishment and maintenance of sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders. The Company also considers it essential to the best interests of the Company and its stockholders that its outside directors be encouraged to remain with the Company and continue to devote the necessary attention to the Company's business in the event an effort is made to obtain control of the Company through a tender offer or otherwise. In this connection, the Company recognizes that the possibility of a change in control and the uncertainty and questions which it may raise may result in the departure or distraction of key directors to the detriment of the Company and its stockholders. Although no such change in control is currently anticipated, the board of directors of the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the outside directors to their duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Company.

       The Board recognizes that your contributions to the past and future growth and success of the Company have been substantial. Should the Company receive any proposal from a third person concerning a possible business combination with, or acquisition of equity securities of, the Company, the board believes it imperative that the Company and the board be able to rely upon you to continue as a director of the Company, and that the Company be able to receive and rely upon your advice, if so requested, as to the best interests of the Company and its stockholders without concern that you might be distracted by the personal uncertainties and risks created by such a proposal. Should the Company receive any such proposals, in addition to your regular duties, you may be called upon to assist in the assessment of such proposals, advise the full board as to whether such proposals would be in the best interests of the Company and its stockholders, and to take such actions as the full board might determine to be appropriate.


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       Accordingly, to assure the Company that it will have your continued
undivided attention and services and the availability of your advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce you to remain as a director of the Company, and for other good and valuable consideration, this letter agreement (the "Agreement") sets forth benefits which the Company agrees will be provided to you in the event of a Change in Control (as defined below) of the Company prior to the expiration of this Agreement and while you are still a director of the Company.

1. CHANGE IN CONTROL. A "Change in Control" of the Company means and shall be deemed to have occurred if and when: (i) within the meaning of Section 13(d) of the Securities Exchange Act of 1934, any person or group becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;
(ii) individuals who were members of the board of directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the board of directors following such election; (iii) the stockholders of the Company approve the dissolution or liquidation of the Company; (iv) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company (excluding from the term "former stockholders" a stockholder who is, or as a result of the transaction in question becomes, an "affiliate," as that term is used in the Securities Exchange Act of 1934 and the rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or (v) the stockholders of the Company approve the sale of substantially all of the Company's business and/or assets to a person or entity which is not a subsidiary; PROVIDED, HOWEVER, that no Change in Control of the Company shall be deemed to have occurred if the transaction giving rise thereto was approved by a majority of the board of directors who were in office immediately prior to such transaction.

2.     REMOVAL FOLLOWING A CHANGE IN CONTROL.

              (a) If, within two years following a Change in Control of the Company, you are removed as a director for any reason, or if you resign as a director of the Company for any reason other than death or disability, the Company shall pay you a lump sum amount equal to 2.5 times your "annualized payments" as defined below. Such amount shall be payable within 10 days after the date on which you resign or are removed (such date being referred to hereinafter as the "Termination Date").

              (b) As used herein, subject to Section 4 below, the term "annualized payments" means the amount paid to you by the Company for your services as a director of the Company (including, without limitation, any annual retainer, board meeting attendance fee, committee meeting attendance fee and chairperson's fee but excluding the value of any stock option grants) for the one-year period ending on the Termination Date; provided, that if your services as a director commenced less than one year prior to the Termination Date, the annualized payments shall be calculated assuming the following: (i) you were paid any retainer fees as a director for the full one-year period prior to the Termination Date; (ii) you attended all


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board meetings held during such one-year period other than those board meetings that were held while you were actually a director and that you did not attend; (iii) you were a member (and chairperson, if applicable) of each committee of which you were actually a member (or chairperson) on the Termination Date; and (iv) you attended all committee meetings held during such one-year period other than those committee meetings that were held while you were actually a committee member and that you did not attend.

3.     ESTABLISHMENT OF TRUST; FUNDING OF TRUST UPON CHANGE IN CONTROL.

              (a) The Company shall establish, as soon as practicable, a trust for the purpose of holding assets to make any payments that may be required under the terms of this Agreement. Such trust, which may be a sub-trust of a larger trust, shall be revocable prior to a Change in Control but shall become irrevocable upon a Change in Control. Such trust shall be a grantor trust under which the income is taxable to the Company and no contributions or income are taxable to you until funds are distributed to you.

              (b) The trust described herein shall be initially funded with a contribution of $1.00. Within 10 days following a Change in Control of the Company, the Company shall transfer to the trust sufficient funds to cover the maximum payment which could become payable to you under this Agreement in the event you resign or are removed as a director of the Company within two years following the Change in Control.

4.     PARACHUTE PAYMENTS.

              (a) Notwithstanding anything in this Agreement to the contrary, any "parachute payments" to be made to you or for your benefit, whether pursuant to this Agreement or otherwise, shall be modified to the extent necessary so that the requirements of either subparagraph (i) or (ii) below are satisfied (whichever results in the greater aggregate payments):

              (i) the aggregate of "present value" of all "parachute payments" payable to you or for your benefit, whether pursuant to this Agreement or otherwise, shall be less than three times your "base amount"; or

              (ii) each "parachute payment" payable to you or for your benefit, whether pursuant to this Agreement or otherwise, shall be in an amount which does not exceed the "reasonable compensation" allocable to such "parachute payment."

              (b) Notwithstanding anything in any other section of this Agreement to the contrary, no "illegal parachute payments" shall be made to you or for your benefit.

              (c)    For purposes of this section:

              (i) The term "base amount" shall have the meaning ascribed to it under Section 280G(b)(3) of the Internal Revenue code of 1986, as amended (the "Code");


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              (ii)   the term "illegal parachute payment" shall mean a payment
       described in Section 280G(b)(2)(B) of the Code;

              (iii) the term "parachute payment" shall have the meaning ascribed in Section 280G(b)(2)(A) of the Code, without regard to Section 280G(b)(2)(A)(ii) of the Code but with regard to Section 280G(b)(4)(A);

              (iv)   "present value" shall be determined in accordance with
       Section 280G(d)(4) of the Code;

              (v) the term "reasonable compensation" shall have the meaning ascribed to it under Section 280G(b)(4)(B) of the Code (for personal services actually rendered before the date of the Change in Control of the Company); and

              (vi) the portion of the "base amount" and the amount of "reasonable compensation" allocable to any "parachute payment" shall be determined in accordance with Section 280G(b)(3) of the Code and Section 280G(b)(4)(B) of the Code, respectively.

              (d) In the event the amount of any "parachute payments" which would be payable to or for your benefit without regard to this section must be modified to comply with this section, you shall direct which "parachute payments" are to be waived or modified; provided, however, that no change in timing of the payments shall be made without the consent of the Company.

              (e) Payment of amounts pursuant to this Agreement shall not, unless directed by you, be delayed pending determination of the status of a payment as a "parachute payment" or "illegal parachute payment" by the Internal Revenue Service, court or similar body of competent jurisdiction.

              (f) This section shall be interpreted so as to avoid the imposition of excise taxes on you under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G(a) of the Code.

5. TERM OF AGREEMENT. This Agreement shall be effective until December 31, 1999 but shall be terminated earlier upon your departure from the Board prior to a Change in Control. Either party may, in its sole discretion and for any reason, provide written notice of termination (effective as of the then applicable expiration date) to the other party no later than 60 days before the expiration date of this Agreement. If written notice is not so provided, this Agreement shall be automatically extended for an additional period of 12 months past the expiration date. This Agreement shall continue to be automatically extended for an additional 12 months at the end of such 12-month period and each succeeding 12-month period unless notices are given in the manner described in this section. The foregoing notwithstanding, in the event of a Change of Control the term of this Agreement will automatically be extended for an additional three years past the expiration date then in effect.


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6.     SUCCESSORS.  The rights and obligations of the Company under this
Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

7. GOVERNING LAW. This Agreement is made and entered into in the State of California, and the laws of California shall govern its validity and interpretation and the performance by the parties hereto of their respective duties and obligations hereunder.

8. AMENDMENT OF AGREEMENT. This Agreement may be amended or modified only by an instrument in writing executed by all of the parties hereto.

9. ARBITRATION. Any dispute, controversy, or claim arising out of or relating to this Agreement or breach thereof, shall be submitted to arbitration in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitration may be entered in any court in the State of California, or in any other court of competent jurisdiction. In reaching his or her decision, the arbitrator shall have no authority to ignore, change, modify, add to or delete from any provision of this Agreement, but instead is limited to interpreting this Agreement. In the case of any arbitration or subsequent judicial proceeding arising after a Change in Control, you shall be award your costs, including attorneys' fees.

10. NOTICES. Any notice or communications required or permitted to be given to the parties hereto shall be delivered personally or be sent by United States registered or certified mail, postage prepaid and return receipt requested, and addressed or delivered as follows, or at such other address as the party addressed may have substituted by notice pursuant to this section:

(a)    If to the Company:

                     The MacNeal-Schwendler Corporation
                     815 Colorado Boulevard
                     Los Angeles, CA  90041-1777
                     Attention:  President

(b)    If to ____________________:

                     _______________________________
                     _______________________________
                     _______________________________
                     Attention:  ______________________

11. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties to the extent permitted by the applicable law. In case this Agreement, or any one or more of the provisions hereof, shall be held to be invalid, illegal or


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unenforceable within any governmental jurisdiction or subdivision thereof, the Agreement or any such provision thereof shall not as a consequence be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

12. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

The parties have executed this Agreement as of the date first written above.

                                   The MacNeal-Schwendler Corporation



______________________________     By ________________________________
[Name]



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